Exhibit 23.1


CONSENT OF DELOITTE & TOUCHE LLP INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of The Clorox Company on Form S-3 of our report dated July 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
INDEPENDENT PUBLIC ACCOUNTANTS

Oakland, California
March 31, 1999